UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2021

NOVAVAX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 Firstfield Road

Gaithersburg, Maryland 20878

(Address of Principal Executive Offices, including Zip Code)

(240) 268-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	NVAX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of James P. Kelly as Chief Financial Officer

On August 16, 2021, Novavax, Inc. (the “Company”) announced the appointment of James P. Kelly, age 55, as Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective August 16, 2021. Prior to joining the Company, Mr. Kelly was Executive Vice President, Chief Financial Officer at Supernus Pharmaceuticals, Inc. from October 2020 to August 2021. Previously, Mr. Kelly served as Executive Vice-President, Chief Financial Officer and Treasurer of Vanda Pharmaceuticals Inc. from February 2017 through March 2020, Senior Vice-President, Chief Financial Officer and Treasurer from December 2010 through February 2017, and Secretary from December 2010 to September 2015 and again from April 2018 to August 2018. From March 2006 through December 2010, Mr. Kelly was at MedImmune, a biotechnology subsidiary of AstraZeneca Group, first as Director of Sales and Marketing Finance and then as Vice-President and Controller. From June 2000 through December 2005, Mr. Kelly was at Biogen Idec serving in research and development finance roles of increasing responsibility, most recently as the Director of Planning and Operations. From June 1997 to June 2000, Mr. Kelly was a member of the corporate finance team at Aetna Inc., which team was responsible for mergers and acquisitions and treasury management.

Mr. Kelly’s employment with the Company will be on an at-will basis pursuant to an offer letter (the “Offer Letter”) and an employment agreement (the “Employment Agreement”) approved by the Company’s Board of Directors (the “Board”), pursuant to which Mr. Kelly is entitled to an annual base salary of $490,000 and is eligible to receive an annual performance and incentive bonus, with a target bonus of 45% of his base salary or any other percentage determined by the Board or a committee thereof, based upon achievement by Mr. Kelly and the Company of certain specified goals. The bonus may be paid out partly in cash and partly in shares of stock options or restricted stock at the discretion of the Board.

In connection with his appointment, Mr. Kelly will receive a one-time signing bonus of $100,000, subject to repayment on a pro-rated basis if he resigns from the Company before completing 24 months of service or the Company terminates his employment for any reason other than a reduction in force. Additionally, pursuant to the Company’s Amended and Restated 2015 Stock Incentive Plan, as amended, Mr. Kelly will be granted an initial stock option award of 14,200 shares of Company common stock that will vest as to 25% of the underlying shares on the first anniversary of the grant, and as to the remaining 75% of the underlying shares monthly thereafter over 36 months, and an initial award of 7,100 restricted stock units that will vest annually over a three-year period.

Pursuant to the Employment Agreement, Mr. Kelly has agreed to a perpetual confidentiality covenant and an assignment of intellectual property covenant and has agreed not to compete with the Company or solicit the Company’s customers, officers, employees, consultants, proposed customers, vendors, suppliers, proposed vendor or supplier, or any person or entity providing or proposed to provide research and/or development services to the Company, in each case for a period of 12 months following termination of his employment. Furthermore, if Mr. Kelly’s employment is terminated by the Company without cause or if Mr. Kelly terminates his employment with the Company for good reason (as such terms are defined in the Employment Agreement), he will be entitled to a lump sum payment equal to (i) 12 months’ of his then-effective salary plus (ii) the cost of 12 months’ of his full COBRA premiums, subject to his execution of a separation and release agreement. Additionally, Mr. Kelly will participate in the Company’s Amended and Restated Change in Control Severance Benefit Plan adopted in 2021.

Mr. Kelly and the Company will enter into an indemnification agreement in substantially similar form as Exhibit 10.19 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2010.

There is no arrangement or understanding between Mr. Kelly and any other person pursuant to which Mr. Kelly was appointed as an officer of the Company. There are no family relationships between Mr. Kelly and any director or officer of the Company. Mr. Kelly has no material direct or indirect interest in a related party transaction that requires disclosure.

The foregoing description of the material terms of Mr. Kelly’s Offer Letter and Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Offer Letter and the Employment Agreement, which will be filed with the Securities and Exchange Commission as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

Effective August 16, 2021, John J. Trizzino transitioned from his role of Interim Chief Financial Officer and will continue in his role as Executive Vice President, Chief Commercial Officer and Chief Business Officer.

A press release regarding the appointment of Mr. Kelly as Chief Financial Officer and announcement of other leadership updates of the Company is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement entered into between the Company and its directors and officers (Incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 (File No. 000-26770), filed on March 16, 2010).

99.1	Press release, dated August 16, 2021, regarding the Company’s appointment of James P. Kelly as Chief Financial Officer and announcement of other leadership updates.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc.

Date: August 18, 2021	By:	/s/ John A. Herrmann III
	Name:	John A. Herrmann III
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary